UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 East Main Street Ayer, Massachusetts	01432
(Address of principal executive offices)	(Zip Code)

(978) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 10, 2025, American Superconductor Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 4,125,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The public offering price in the Offering is $28.00 per share of Common Stock. The net proceeds to the Company from the Offering are expected to be approximately $108.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including potential strategic acquisitions. The closing of the Offering is expected to occur on or about June 12, 2025, subject to the satisfaction of customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 618,750 additional shares of Common Stock.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-281496), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 12, 2024, and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among other things, the expected net proceeds from the offering and the anticipated use of net proceeds, and other statements containing the words “intends,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of the Company’s common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: the risk and uncertainties associated with market conditions, as well as risks and uncertainties in the Company’s business, including those risks discussed under the caption “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and the Company’s other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 10, 2025, by and between American Superconductor Corporation and Oppenheimer & Co. Inc., as representative of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: June 11, 2025	By:	/S/ JOHN W. KOSIBA, JR.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer